UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 31, 2012

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2012, Joseph M. Abell, III notified the Board of Directors of TETRA Technologies, Inc. (the “Company”) that he has resigned from his positions as Senior Vice President and Chief Financial Officer of the Company, effective as of July 31, 2012. Effective August 1, 2012, Elijio V. Serrano was appointed by the Board of Directors to the positions of Senior Vice President and Chief Financial Officer.

Elijio V. Serrano served as chief financial officer of UniversalPegasus International, a global project management, engineering and construction management company, from October 2009 through July 2012. Following his resignation from Paradigm BV in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly, Paradigm Geophysical Ltd.), a provider of enterprise software solutions to the oil and gas industry. From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc., a publicly-traded transportation and logistics company subject to the reporting requirements of the Securities Exchange Act of 1934. From 1982 through October 1999, Mr. Serrano was employed in various capacities by Schlumberger Ltd., including as vice president and general manager of the western hemisphere operations of Schlumberger’s Geco-Prakla seismic division (from 1997 to 1999), as  group controller for the global operations of the Geco-Prakla seismic division (from 1996 to 1997), and from 1992 to 1996, as controller of various geographical units of the Geco-Prakla seismic division. Mr. Serrano received his B.B.A. degree in accounting and finance from the University of Texas at El Paso in 1979. Mr. Serrano became a certified public accountant in the State of Texas in 1986 and continued as a certified public accountant until March 2002, at which time his license became inactive.

In connection with Mr. Serrano’s appointment as Senior Vice President and Chief Financial Officer, the Management and Compensation Committee of the Board of Directors approved an annual base salary of $380,000 for Mr. Serrano, and a target annual cash incentive bonus opportunity equal to 60% of his base salary. TETRA’s Board of Directors has authorized the grant to Mr. Serrano of an employment inducement award of 79,051 nonqualified stock options and 46,898 shares of restricted stock, effective August 15, 2012. In addition, the Company has entered into an employment agreement with Mr. Serrano in a form substantially similar to the form of agreement executed by the Company’s employees. The agreement evidences the at-will nature of Mr. Serrano’s employment and does not set forth or guarantee the term of employment, salary, or other incentives, all of which are entirely at the discretion of the Board of Directors.

There are no arrangements or understandings between Mr. Serrano and any other person pursuant to which he was appointed as an officer of the Company. Neither the Company nor the Board of Directors is aware of any transaction in which Mr. Serrano has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Serrano will be indemnified by the Company pursuant to the Company’s Certificate of Incorporation and Amended and Restated Bylaws for actions associated with being an officer. In addition, the Company will enter into an indemnification agreement with Mr. Serrano that will provide for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement will provide for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Mr. Serrano as a result of his service as an officer. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

In connection with his resignation, Mr. Abell and the Company have entered into a Separation and Release Agreement (the “Release Agreement”) pursuant to which Mr. Abell will receive, subject to the terms and conditions set forth therein, including Mr. Abell’s undertaking to provide reasonable transition assistance to the Company through December 31, 2012: (i) five (5) monthly payments, each in an amount equal to $100,000 per month, less legally required withholdings, payable on or before December 31, 2012, (ii) a lump-sum payment of $58,000, less legally required withholdings, payable on February 1, 2013, (iii) an extension of the exercise period for certain stock options previously awarded by the Company that were vested as of July 31, 2012, through the periods ending on the original expiration dates of the option awards, (iv) payment or waiver of any contribution that would otherwise be required from Mr. Abell for him to continue to receive coverage for medical, prescription and dental benefits under The Consolidated Omnibus Reconciliation Act of 1985, as amended, for a period ending on the earlier of (a) that date that is eighteen months following the termination of Mr. Abell’s employment, or (b) Mr. Abell’s commencement of other employment through which he becomes eligible for such benefits, and (v) the opportunity to receive an annual cash bonus for the 2012 fiscal year and long-term cash bonuses for the January 1, 2010 through December 31, 2012 and January 1, 2011 through December 31, 2013 performance periods, subject to the Company’s attainment of performance objectives applicable to each period as set forth in the Release Agreement. Each bonus payment shall be payable within two and one-half months after the end of the respective period to which each bonus relates and with respect to the long-term cash bonus for the January 1, 2011 through December 31, 2013 performance period, prorated through December 31, 2012. The foregoing description of the Release Agreement is a summary only and is qualified in its entirety by reference to the full text of the Release Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing Mr. Abell’s resignation and Mr. Serrano’s appointment as Senior Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement dated July 31, 2012 by and between TETRA Technologies, Inc. and Joseph M. Abell.
99.1	Press Release, dated August 1, 2012, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.
By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: August 1, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation and Release Agreement dated July 31, 2012 by and between TETRA Technologies, Inc. and Joseph M. Abell.
99.1	Press Release, dated August 1, 2012, issued by TETRA Technologies, Inc.